Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender Shares of Common Stock

of

SONIC CORP.

Pursuant to its Offer to Purchase dated August 15, 2006

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON FRIDAY, SEPTEMBER 22, 2006,

UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (1) certificates for shares of common stock, $0.01 par value per share, of Sonic Corp. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

UMB BANK, N.A.

By Registered, Certified Mail or First Class Mail: Sonic Exchange c/o UMB Bank, N.A. P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery: Sonic Exchange c/o UMB Bank, N.A. 161 Bay State Drive Braintree, MA 02184	By Facsimile Transmission (for Notice of Guaranteed Delivery eligible institutions only): 781-380-3388

	By Hand: Sonic Exchange c/o UMB Bank, N.A. 928 Grand Blvd. 5th Floor Kansas City, MO 64106	For Confirmation of receipt of fax call: (Eligible Institutions Only) 781-843-1833 (ext. 200)

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Sonic Corp. (“Sonic”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the tender offer), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, $0.01 par value per share, including the associated rights to purchase Series A Junior Preferred Stock (the “rights”) issued under the Rights Agreement, as amended, between the Company and UMB Bank, N.A. as successor Rights Agent, of Sonic, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of The Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Sonic purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Sonic pursuant to the tender offer. This action will result in receiving a price per share of as low as $19.50 or as high as $22.00.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of The Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Sonic will be purchased at the purchase price. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT

WHICH SHARES ARE BEING TENDERED

☐	$19.50	☐	$20.25	☐	$21.00	☐	$21.75
☐	$19.75	☐	$20.50	☐	$21.25	☐	$22.00
☐	$20.00	☐	$20.75	☐	$21.50

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ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 17 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon Sonic purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Sonic pursuant to the terms of the tender, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, Sonic may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No.:                                                                                   at The Depository Trust Company

SIGN HERE

Signature(s)

Dated:	, 2006

Name(s) of Stockholders:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of shares complies with Rule 14e-4 and (c) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within (3) three Nasdaq National Market trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated:                                 , 2006

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL

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